UNITED STATES BANKRUPTCY COURT
                          MIDDLE DISTRICT OF LOUISIANA

IN RE:

                                                               CASE NO. 94-11474
CAJUN ELECTRIC POWER
COOPERATIVE, INC.,                                                    Chapter 11

DEBTOR.                                                      USDC NO. 94-CV-2763

                 THIRD AMENDMENT TO JOINT PLAN OF REORGANIZATION
                   FOR CAJUN ELECTRIC POWER COOPERATIVE, INC.
                 SUBMITTED BY THE COMMITTEE OF CERTAIN MEMBERS,
                       SOUTHWESTERN ELECTRIC POWER COMPANY
                  AND WASHINGTON-ST. TAMMANY, DATED MAY 14,1999

       The Committee of Certain Members of Cajun Electric Power Cooperative, Inc. ("CCM"), Southwestern Power Electric Power Company ("SWEPCO") and Washington-St. Tammany ("WST"), (collectively, the "Proponents") hereby propose the following Third Amendment to the Joint Plan of Reorganization For Cajun Electric Power Cooperative, Inc. Submitted by The Committee of Certain Members, Southwestern Electric Power Company and Washington St. Tammany, Dated May 14, 1999 (the "Joint Plan").

1. This Third Amendment is being made prior to confirmation of the Joint Plan pursuant to section 1127(a) of the Bankruptcy Code. Section 1127(a) allows for amendments to plans without need of Court Order or further hearings prior to confirmation of a plan.

2. The only modification being made by this Third Amendment is to increase the base purchase price in the Asset Purchase Agreement and Joint Plan by $35 million to $1,025.5 million. This increase is being made as a result of recently negotiated additional value provided in Swepco's agreement



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      with a  fuel  chain  supplier.  There are  no changes to the Power  Supply
      Agreement or the rate path proposed to the members.

3. The only impact of this amendment is to increase the amount of dollars being paid to the estate. No creditor or interest holder is adversely affected by this amendment.

   AMENDMENT TO THE JOINT PLAN AND ASSET PURCHASE AGREEMENT
      All references in the Joint Plan and the accompanying Asset Purchase Agreement incorporated in the Joint Plan to the base purchase price (subject to adjustments as provided in the Asset Purchase Agreement and the Plan which adjustments remain unchanged) shall be changed from $990,500,000 to $1,025,500,000.




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Respectfully submitted this 28th day of July 1999.


                                       WILKINSON, CARMODY & GILLIAM


                                       /s/ Bobby S. Gilliam
                                       Bobby S. Gilliam
                                       Louisiana Bar No. 6227
                                       1700 Beck Building
                                       Shreveport Louisiana 71101
                                       Telephone: (318) 221-4196
                                       Telecopy:   (318) 221-3705


                                       -and-


                                       SHEINFELD, MALEY & KAY, P.C.


                                       /s/ Henry J. Kaim
                                       Henry J, Kaim (Texas Bar #11075400)
                                       Edward L. Ripley (Texas Bar #16935950)
                                       Patricia B. Tomasco (Texas Bar #01797600)
                                       1001 Fannin Street, Suite 3700
                                       Houston, Texas 77002-6797
                                       Telephone: (713) 658-8881
                                       Telecopy: (713) 658-9756

                                       ATTORNEYS FOR SOUTHWESTERN
                                       ELECTRIC POWER COMPANY

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                                        THE COMMITTEE OF CERTAIN MEMBERS
                                          OF CAJUN ELECTRIC


                                        By:  /s/ Benjamin D. Schwartz
                                            Benjamin D. Schwartz, One of Its
                                             Attorneys

                                        Melanie Rovner Cohen (ARDC No. 00476056)
                                        Benjamin D. Schwartz (ARDC No- 02522276)
                                        Christopher Combest (ARDC No 06224701)
                                        ALTHEIMER & GRAY
                                        10 S. Wacker Drive, Suite 4000
                                        Chicago, IL. 60606
                                        312-715-4000

                                        ATTORNEYS FOR THE COMMITTEE OF
                                        CERTAIN MEMBERS OF CAJUN ELECTRIC

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                                        TALLEY, ANTHONY, HUGHES & KNIGHT, L.L.C.

                                        /s/ Charles M. Hughes, Jr.
                                        Charles M. Hughes, Jr.
                                        (Louisiana Bar # 14382)
                                        Union Planters Bank Building
                                        4565 LaSalle St., Suite 300
                                         Mandeville, LA 70471
                                        504/624-5010

                                        ATTORNEYS FOR WASHINGTON ST. TAMMANY
                                        ELECTRIC  COOPERATIVE INC.



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                                        SHARP, HENRY, CERNIGLIA, COLVIN & WEAVER


                                        /s/ John M. Sharp
                                        John M. Sharp, (Bar No. 19149)
                                        15171 S. Harrell's Ferry Road, Suite C
                                        Baton Rouge,Louisiana 70816
                                        Telephone: (225) 755-1060
                                        Fax: (225) 755-1065

                                        ATTORNEYS FOR THE COMMITTEE OF
                                        CERTAIN MEMBERS



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                             CERTIFICATE OF SERVICE

      This is to certify that a true and correct copy of Third Amendment to Joint Plan of Reorganization for Cajun Electric Power Cooperative, Inc. Submitted By The Committee of Certain Members, Southwestern Electric Power Company and Washington-St. Tammany, Dated May 14, 1999 has been served on the parties listed on that attached list by facsimile transmission this 28th day of July, 1999.


                                          /s/ Henry J. Kaim
                                          Henry J. Kaim
                                          1001 Fannin, Suite 3700
                                          Houston, Texas 77001